SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of the
                  Securities Exchange Act of 1934 (Amendment No.   )

          Filed by the Registrant[X]
          Filed by a Party other than the Registrant[ ]

          Check the appropriate box:

          [X]  Preliminary Proxy Statement
          [ ]  Confidential, for Use of the Commission Only (as permitted
               by   Rule 14a-6(e)(2))
          [ ]  Definitive Proxy Statement
          [ ]  Definitive Additional Materials
          [ ]  Soliciting Material Pursuant to   240.14a-11(c) or
                 240.14a-12

                                 Rand Capital Corporation
                ______________________________________________________
                   (Name of Registrant as Specified In Its Charter)

          Payment of Filing Fee (Check the appropriate box):

          [X]  $125 per Exchange  Act  Rules 0-11(c)(1)(ii), 14a-6(i)(1),
               14a- 6(i)(2) or Item 22(a)(2) of Schedule 14A.

          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

          [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

          [ ]  Fee paid previously with preliminary materials.

          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                               RAND CAPITAL CORPORATION

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


               The 1996 Annual Meeting of Shareholders of Rand Capital Corporation (the "Company") will be held on Thursday, April 25, 1996, at 10:00 a.m. in Room 1734, Rand Building, 14 Lafayette Square, Buffalo, New York, for the following purposes:

               1. To elect eight Directors to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified;

               2. To consider and act upon a proposal to amend the Company's Certificate of Incorporation in order to limit the liability of directors to the Company and its shareholders to the extent permitted by New York law; and

               3. To ratify the selection of Deloitte & Touche LLP as independent auditors for the 1996 fiscal year for the Company; and

               4. To consider and act upon such other business as may properly come before the meeting.

               Shareholders of record at the close of business on March 27, 1996 are entitled to notice of and to vote at the meeting, and at any adjournment thereof.


                                        By order of the Board of Directors.
          Buffalo, New York             Thomas R. Beecher, Jr.
          April 3, 1996                 Chairman

               1300 Rand Building, Buffalo, NY 14203  TEL 716-853-0802
                                   FAX 716-854-8480

                               RAND CAPITAL CORPORATION
                                   PROXY STATEMENT

          GENERAL INFORMATION

               This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Rand Capital Corporation (the "Company"), for the Annual Meeting of Shareholders to be held on April 25, 1996. Only shareholders of record at the close of business on March 27, 1996, are entitled to notice of and to vote at the meeting, and at any adjournment thereof. On that date the Company had outstanding 4,225,477 Common Shares, par value $.10 per share ("shares").

               Each share entitles the holder to one vote. Shares cannot be voted at the meeting unless the shareholder is present or represented by proxy. If the enclosed form of proxy is returned properly executed, the shares represented thereby will be voted at the meeting in accordance with the instructions contained in the proxy, unless the proxy is revoked prior to its exercise.
          Any shareholder who executes and delivers the accompanying form of proxy has the right to revoke it at any time before it is voted. A shareholder may revoke a proxy by executing a subsequently dated proxy or a notice of revocation, provided such subsequent proxy or notice is delivered to the Company prior to the taking of a vote, or by voting in person at the meeting. Proxies submitted with abstentions and broker non-votes will be counted in determining whether or not a quorum is present. Abstentions and broker non-votes will not be counted in tabulating the votes cast on proposals submitted to shareholders.

               This Proxy Statement and accompanying form of proxy are being mailed to shareholders on or about April 3, 1996. A copy of the Company's 1995 Annual Report, which contains financial statements, accompanies this Proxy Statement.

               The cost of soliciting proxies in the accompanying form will be borne by the Company. The Company does not expect to pay any compensation for the solicitation of proxies, but may pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their instructions. In addition to solicitation by mail, proxies may be solicited in person or by telephone by directors, officers and regular employees of the Company, who will receive no additional compensation therefor.

               The Company's office is located at 1300 Rand Building, Buffalo, New York 14203; telephone number (716) 853-0802.

          BENEFICIAL OWNERSHIP OF SHARES

               Unless otherwise indicated, the following table sets forth beneficial ownership of the Company's shares on March 27, 1996, by (a) persons known to the Company to be beneficial owners of more than 5% of the outstanding shares, (b) the nominees for director of the Company and (c) all directors and officers of the Company as a group. Unless otherwise stated, each person named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned by such person.

                                        Amount and Nature of          Percent
          Beneficial Owner              Beneficial Ownership (1)      of Class

          (a) MORE THAN 5% OWNERS:
               Jayne K. Rand                    481,423  (2)            11.4%
               c/o 1300 Rand Building,
               Buffalo, NY

          (b) NOMINEES FOR DIRECTOR:
               Thomas R. Beecher, Jr.             14,843  (3)             *
               Robert H. Bohannon                    -0-                  *
               Robert P. Fine                      5,858                  *
               Allen F. Grum                      40,000                  *
               Willis S. McLeese                  78,125  (4)            2.3
               Reginald B. Newman II             202,961                 4.8
               Jayne J. Rand                     481,423  (2)           11.4
               Donald A. Ross                     12,500                  *
               Frederick W. Winter                   -0-                  *

          (c) ALL DIRECTORS AND OFFICERS
              AS A GROUP:

               Ten persons                        830,352 (5)           19.7%

          *    Less than 1%

          (1) The beneficial ownership information presented is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission.

          (2) Includes 215,634 shares owned directly and 265,789 shares owned as Trustee of the Estate of George F. Rand, III, and as Trustee of six trusts under the Will of George F. Rand
               III, with respect to which she has sole voting power and shared investment power.

          (3) Shares are owned by Beecher Securities Corporation, a venture capital company owned by Mr. Beecher and members of his family, of which Mr. Beecher has voting control.

          (4) Such shares are owned by Colmac Holdings, Ltd., a corporation of which Mr. McLeese is the Chairman and principal owner.

          (5) Except as indicated above, members of the group have sole voting and investment power over these shares.

          1.   ELECTION OF DIRECTORS

               Eight Directors are to be elected at the meeting, each to serve until the next annual meeting of shareholders and until his or her successor has been elected and qualified. Unless marked to the contrary, the proxies received will be voted FOR the election of the eight nominees named below.

               Five of the nominees named below, Thomas R. Beecher, Jr., Willis S. McLeese, Reginald B. Newman II, Jayne K. Rand and Donald A. Ross are presently members of the Board of Directors, who were elected at the Company's last annual meeting of shareholders. Robert P. Fine and Emma K. Harrod, who were also elected at the last annual meeting of shareholders, have chosen not to stand for re-election. Each of the nominees has consented to serve as director, if elected. If at the time of the meeting any nominee should be unable to serve, it is the intention of the persons designated as proxies to vote, in their discretion, for such other person as may be designated as a nominee by the Board of Directors.

          INFORMATION REGARDING THE NOMINEES

               THOMAS R. BEECHER, JR., 60, became a director of the Company in 1969 and has been Chairman of the Board since August 1991.
          Mr. Beecher has been a self-employed attorney and business consultant in Buffalo, N.Y,, since 1976. He has been President and a director of Beecher Securities Corporation, a family owned venture capital company, since 1979. Mr. Beecher is also a director of Albany International Corporation, a manufacturer of paper machine clothing.

               ROBERT H. BOHANNON, 51, has been President of
          TravelersExpress Company, Inc. (a subsidiary of Dial
          Corporation), a money order and payment processing company, since 1993. From 1991-1993, Mr. Bohannon was Senior Executive Vice President of Marine Midland Bank, and from 1986-1991, he was an Executive Vice President of Marine Midland Bank.

               * ALLEN F. GRUM, 38, has served as the President and Chief Executive Officer of the Company since January 1996. Prior to becoming President, Mr. Grum served as Senior Vice President of the Company commencing in June 1995. From 1994 to June 1995, Mr. Grum was Executive Vice President of Hamilton Financial Corporation, mortgage brokers, and from 1991-1994 he served as Senior Vice President of Marine Midland Mortgage Corporation; prior thereto, he held various executive positions at Marine Midland Mortgage Corporation from 1986-1991, and at First Federal Savings and Loan of Rochester from 1985-1986.

               WILLIS S. MCLEESE, 82, became a director in 1986. Since 1976, Mr. McLeese has been the Chairman of Colmac Holdings Limited, Toronto, Canada, which develops, owns and operates cogeneration and alternative energy, electric power generating plants.

               REGINALD B. NEWMAN II, 58, became a director in 1987. Mr. Newman has been President of NOCO Energy Corporation, Tonawanda, N.Y., a petroleum distributor, since 1960.

               * JAYNE K. RAND, 35, became a director in 1989. Since 1993, Ms. Rand has been a Vice President of M&T Bank. From 1989 to 1993, Ms. Rand was an Assistant Vice President of Marine Midland Bank. N.A., and from 1987 to 1989 she was a Residential Loan Officer for M&T Bank.

               * DONALD A. ROSS, 66, was President, Chief Executive Officer and a director of the Company from 1966 through December 31, 1995, at which time he retired as an officer and entered into a financial consulting arrangement with the Company.

               FREDERICK W. WINTER, 51, has been Dean of the School of Management, University of New York at Buffalo, since 1994. From 1986-1993, Mr. Winter was Head of the Department of Business Administration at the University of Illinois, and from 1981-1994, he was a Professor of Business Administration at the same University. Mr. Winter has served on the Board of Directors of Bell Sports, Inc., a bicycle and sporting goods manufacturer, since 1991, and of Alkon Corporation, a manufacturer of pneumatic parts and fittings, since 1992.

          (*) Designates directors and nominees for director who are "interested persons" within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "1940 Act"). Ms. Rand is included in this category as a result of her percentage ownership of shares, and in the case of Mr. Fine, as a result of his position in the law firm of Hurwitz & Fine, which was retained by the Company to provide services with respect to various legal matters within the Company's last two fiscal years.

          COMMITTEES AND MEETING DATA

               The following Committees of the Board of Directors have the members indicated below:

          EXECUTIVE COMMITTEE           AUDIT COMMITTEE

          Thomas R. Beecher, Jr.        Emma K. Harrod, M.D.
          *Robert P. Fine               Willis S. McLeese
          Reginald B. Newman II         Reginald B. Newman II
          *Jayne K. Rand
          *Donald A. Ross

          COMPENSATION COMMITTEE        NOMINATING COMMITTEE

          Emma K. Harrod, M.D.          Reginald B. Newman, II
          *Robert P. Fine               *Robert P. Fine
          *Jayne K. Rand                *Jayne K. Rand

          *Designates "interested persons" as noted above.

               The Executive Committee meets from time to time between regular meetings of the Board of Directors and exercises the authority of the Board, including the authority to approve investments and sales of investments by the Company. However, the Executive Committee does not have the authority to submit to shareholders any action requiring shareholder approval, fill vacancies on the Board or any Committee, fix compensation of directors for serving on the Board or any committee, amend or adopt bylaws, or amend or repeal any resolution of the Board which by its terms is not amendable or repealable.

               The Audit Committee considers and recommends to the Board of Directors the selection of the Company's auditors and the range of their services. It reviews with the auditors the plan and results of the annual audit, the adequacy of the Company's system of internal accounting controls and the costs of the auditor's services.

               The Compensation Committee is responsible for setting the compensation of the senior executive officers, reviewing the criteria that form the basis for management's recommendations for officer and employee compensation and reviewing management's recommendations in this regard. The Committee is composed of Dr. Harrod, Mr. Fine and Ms. Rand.

               The Nominating Committee was formed in October 1995 to consider and recommend nominees for the Board of Directors. The Committee will consider a nominee for election to the Board recommended by a shareholder if the shareholder submits to the Committee a written proposal which includes the qualifications of the proposed nominee and the consent of the proposed nominee to serve if elected.

               In 1995 the full board met on four occasions. The Executive Committee met three times, Audit and Compensation Committees each met twice, and the Nominating Committee met once. In 1995 each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and of the Committees of the Board of which he or she is a member, except Mr. Fine, who attended 67% of such meetings.

          EXECUTIVE OFFICERS

               In addition to Mr. Grum, the executive officers of the Company include:

               NORA B. SULLIVAN, 38, has served as Executive Vice President of the Company since October 1995. From 1993 to 1994, Ms. Sullivan attended Columbia Business School where received an MBA in Finance/International Business. Prior thereto, from 1991 to 1992, Ms. Sullivan served as General Counsel to Integrated Waste Services, Inc., a hazardous waste management company; from 1990 to 1991 she was an associate attorney with the firm of Davis, Augello & Matteliano of Buffalo, NY, and, from 1987 to 1990 she served as Senior Law Clerk for the Hon. Edgar C. Nemoyer, New York Court of Claims, Buffalo, NY.

               ROBIN K. PENBERTHY, 32, has served as Secretary and Treasurer of the Company since February 1992. During 1995, Ms. Penberthy served as a Scholastic Aptitude Test (SAT) Instructor for The Princeton Review in Snyder, NY. Prior thereto, she was employed by Marine Midland Mortgage Corporation as Administrative Vice President - Investor Relations Manager from 1993-1994, as Vice President - Investor Mortgage Accounting Manager from 1991-1992, and as Assistant Vice President - Mortgage Controller from 1990 to 1991. Prior thereto, she was employed by Price Waterhouse as an Audit Senior Accountant from 1988-1990, and as an Audit Staff Accountant from 1983-1988.

          COMPENSATION

               The following table sets forth information with respect to the compensation paid or accrued by the Company in the 1995 fiscal year to each director, and to each executive officer of the company with aggregate compensation from the Company in excess of $60,000. The Company is not part of a fund complex.

                                       Pension or Retirement   Estimated
                       Aggregate       Benefit Accrued as      Annual Benefits
   Name, Position      Compensation    Part of Company Expenses On retirement
   Donald A. Ross       $ 167,000 (1)       $ 9,000 (2)         $ 50,000 (3)
    President, Director

   Thomas R. Beecher, Jr.   4,000               0                    0
    Director

   Robert P. Fine           2,500               0                    0
    Director

   Emma K. Harrod, M.D.     3,000               0                    0
    Director

   Willis S. McLeese        2,250               0                    0
    Director

   Reginald B. Newman, II   3,000               0                    0
    Director

   Jayne K. Rand            3,000               0                    0
    Director

          (1) Includes payment of $30,161 for life insurance premiums and for an offset of the tax effects of such premiums, and payment of $34,661 for part of the amount payable by the Company for cost of living increases that Mr. Ross was entitled to for the years 1988 through 1993 under his former employment agreement. In addition, Mr. Ross received the use of an automobile, a portion of which was used for non-business purposes, and payment of membership dues in a business club used primarily for business purposes.

          (2) Included within the indicated compensation is payment of Company contributions to the Company's 401(k) Profit Sharing
               Plan. To date an aggregate of $43,014 has been deferred for payment to Mr. Ross. Under such plan, participants may elect to contribute up to 20% of their compensation on a pretax basis by salary reduction. For eligible employees, the Company makes a flat contribution of 1% of compensation and matches an eligible contribution of up to a maximum of five percent (5%). In addition. the Company may contribute an annual discretionary amount as determined by the Board of Directors. In 1995, the Company did not make a discretionary contribution to the 401(k) Plan.

          (3)  Includes pension benefit payable pursuant to the Company's
               Defined Benefit Pension Retirement Plan, described below.
               Amounts indicated do not include any benefits payable pursuant to the Company's 401(k) Profit Sharing Plan.
               Amount indicated for Mr. Ross does not include $165,616, the year-end value of segregated assets allocated to Mr. Ross as the result of the termination of the Company's Money
               Purchase Pension Plan in 1988.  Such assets were paid to Mr.
               Ross upon his retirement on December 31, 1995. Upon his retirement, Mr. Ross entered into a Consulting Agreement and a Deferred Compensation Agreement with the Company (see
               "Consulting and Deferred Compensation Agreements," below).

          CONSULTING AND DEFERRED COMPENSATION AGREEMENTS

               Effective December 31, 1995, the Company and Donald A. Ross terminated his employment agreement and entered into a Consulting Agreement and a Deferred Compensation Agreement. Under the terms of the Consulting Agreement, Mr. Ross will be paid $10,000 per year for providing part-time consulting services, assistance in maintaining continuity in business relations during the transition to new management, and such other services related to the Company's business operations as the Company may reasonably request. Such amounts included any amounts payable for service as a Director and on any committee of the Board of Directors. In addition, Mr. Ross will receive: medical insurance coverage for the duration of his life and that of his wife for himself, his wife and his dependents, and during the period of his employment, the use of a car and up to $1,500 in annual maintenance fees therefor, and $2,400 annual membership dues at a business club and reimbursement of business entertainment expenses of up to $2,000 per year at the club. Under the Deferred Compensation Agreement, Mr. Ross or his heirs will receive deferred payment for services previously rendered in the amount of $60,000 for 1996, and $31,000 for each year there after until Mr. Ross reaches age 70.

          DEFINED BENEFIT PENSION RETIREMENT PLAN

               Since 1988, the Company has maintained a Defined Benefit Pension Retirement Plan (the "Defined Benefit Plan") for all full-time employees meeting minimum age and service requirements. At the later of age 65 or the fifth year of participation, participants are entitled to accrued monthly pension benefits computed under a final average pay formula equal to 75% of average monthly compensation, up to a maximum of $50,000 per year, reduced proportionately for each year of service less than ten. The nonforfeitable right of an employee to pension benefits accrues after a three year period of employment. Benefits are not reduced by Social Security payments or by payments from other sources. The Defined Benefit Plan is funded through Company contributions, and benefits are payable under one of several payment options including lifetime annuity and lump sum settlement.

               With regard to persons named in the compensation table above, Mr. Ross' benefits are fully vested. Commencing in 1996, Mr. Ross will each receive annual retirement benefits under the Defined Benefit Plan of $50,000.

          DIRECTOR COMPENSATION

               During 1995, under the Company's standard compensation arrangements with directors, each nonemployee director received an annual fee of $1,000 plus $250 for attendance at each meeting of the Board of Directors and each meeting of a Committee not held on the same day as a Board meeting, and the Chairman of the Board, Mr. Beecher, received an annual fee of $2,500 plus $250 for attendance at Board and committee meetings. For 1996, the fee for attendance at each Board and committee meeting has been increased to $750.

          STOCK OPTIONS/STOCK APPRECIATION RIGHTS

               Restrictions imposed on registered investment companies by the 1940 Act preclude the Company from offering stock options or stock appreciation rights incentive packages to its employees. The Company does not have any other forms of restricted stock or employee share benefit plans.

          CERTAIN REPORTS

               Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's stock, to file with the Securities and Exchange Commission initial reports of stock ownership and reports of changes in stock ownership. Reporting persons are required by SEC regulation to furnish the Company with all Section 16(a) reports they file.

               To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the fiscal years ended December 31, 1995, except as follows: Allen F. Grum filed late one report with respect to one transaction; Nora B. Sullivan filed late an initial report of beneficial ownership; and, Emma K. Harrod filed late one report with respect to one transaction.

          DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

               The Company has an insurance policy from Fidelity and Casualty Company of New York that indemnifies (i) the Company for any obligation incurred as a result of the Company's indemnification of its directors and officers under the provisions of the New York Business Corporation Law and the Company's Bylaws, and (ii) the Company's directors and officers as permitted under the New York Business Corporation Law and the Company's Bylaws. The policy covers all directors and officers of the Company for the 12 months ending December 1996 for a total premium of $91,386. No sums have been paid to the Company or its officers or directors under the insurance contract.

          ALLOCATION OF BROKERAGE

               Because the Company primarily makes venture capital investments by negotiated transactions involving securities which are not publicly traded, the Company does not ordinarily pay brokerage on its purchase of portfolio securities. From time to time the Company has sought to increase its return on its cash awaiting venture capital investment by purchasing certificates of deposit and government or mortgage backed debt securities from the issuing banks or from dealers in these securities. In 1995, the Company paid an aggregate of $2,915 in brokerage commissions.

               The Company has no agreement, understanding or allocation formula with respect to the placement of brokerage. In selecting brokers, the Company may give consideration to a broker who has presented prospective investments to it or has furnished research or other information which has been useful in evaluating an investment. However, no Company employee is authorized knowingly to permit any broker to charge the Company a commission exceeding the lowest commission generally available to it.

          2. PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION OF THE COMPANY TO LIMIT THE PERSONAL LIABILITY OF DIRECTORS

               The Board of Directors has unanimously approved and recommends to the shareholders that they consider and approve a proposal to amend the Company's Certificate of Incorporation to eliminate the personal monetary liability of Directors to the extent permitted by Section 402(b) of the New York Business Corporation Law. If the proposed amendment is approved, the Certificate of Incorporation would be amended by adding a new Paragraph 7 reading in its entirety as follows:

                         "7.  To the fullest extent now or hereafter
                    permitted by law, no director of the corporation shall be personally liable to the corporation or its shareholders for damages for any breach of duty in such capacity."

               This proposal would add to the Company's Certificate of Incorporation a provision specifically authorized by an amendment to Section 402(b) of the New York Business Corporation Law which became effective in 1987. As amended, Section 402(b) of the New York Business Corporation Law authorizes a corporation, in its original certificate of incorporation or by an amendment, to eliminate or limit the personal liability of members of its board of directors for damages for breach of a director's duty of care.

               The new statutory provision does not authorize, and the proposed amendment to the Certificate of Incorporation does not provide for, the elimination of the liability of a director for any (i) breach of a director's duty of loyalty to the Company or its shareholders, (ii) acts or omissions made in bad faith or which involve intentional misconduct or knowing violation of the law, (iii) acts or omissions for which a director personally gained in fact a financial profit or other advantage to which he was not legally entitled, or (iv) acts or omissions of a director which violate New York Business Corporation Law Section 719, or
          (v) the liability of any director for any act or omission prior to the adoption of the amendment.

               The amendment does not eliminate the fiduciary duty of care of the Company's Directors. The amendment does not limit in any way the right of the Company or any shareholder to seek equitable relief, such as an injunction or recision, in the event of a breach of a director's duty of care. The effect of the amendment is to eliminate personal liability of Directors for monetary damages for breaches of their duty of care. However, although equitable remedies may be available, under certain circumstances they may not be sufficient as a practical matter. The amendment applies only to personal liability of Directors and has no effect on the potential liability of persons for their actions as officers (whether or not they also are Directors) of the Company.

               In recent years, directors' liability insurance obtained from traditional insurance carriers has become extremely expensive, more restricted as to coverage and, in some cases, difficult to obtain due, among other things, to increase in frequency of litigation brought against directors. The Company currently maintains director and officer liability insurance, which provides $2,000,000 of coverage with a $500,000 deductible at an annual cost of $91,386 (see "Directors' and Officers' Liability Insurance," above). In the view of the Board of Directors, this level of insurance is inadequate in light of the nature and scope of the Company's operations. However, the cost of additional director's liability insurance coverage is viewed as excessive, and the proposed amendment is viewed as a less expensive means of reducing the risks to directors to an acceptable level.

               The Board of Directors believes that in many instances capable persons may be unwilling to serve as directors of a corporation without the protection of adequate directors' liability insurance. Although no Director of the Company has threatened to resign, and to the best of the Company's knowledge, no qualified person has refused to serve on the Company's Board of Directors because of the threat of personal liability, the Board of Directors believes that limiting the Directors' personal liability as permitted by the new New York statute will enhance the ability of the Company to attract and retain highly qualified Directors in the future. In addition, the threat of personal liability may have an adverse effect on the decision-making process of Directors. The proposed amendment may also encourage Directors to make entrepreneurial decisions which they believe to be in the best interest of the Company with less threat of personal liability for damages for breach of their duty of care.

               Over the long term, the adoption of the proposed amendment is expected to facilitate continuation of the Company's directors' liability insurance coverage and make such coverage less costly, although there can be no assurance that the amendment will have these effects. The proposed amendment to the Company's Certificate of Incorporation is not being proposed in response to any specific resignation, threat of resignation, or refusal to serve by any Director or potential Director of the Company, and the Company is not aware of any threatened resignation if the proposed amendment is not adopted. New York law dealing with limitations on director liability does not permit limiting liability of a director for any act or omission occurring prior to the effective date of the proposed amendment, and thus the proposed amendment will have a prospective effect only. The Company has not received notice of any pending or threatened claim, suit or proceeding to which the proposed amendment would apply.

               Although the proposed amendment to the Certificate of Incorporation would eliminate one source of recovery available to the Company and its shareholders for a Director's breach of fiduciary duty of care, and although it is acknowledged that the members of the Board of Directors have a personal interest in the approval of the proposed amendment by the shareholders, the Board of Directors believes that the proposed amendment is in the best interests of the Company and its shareholders. The Board of Directors believes that the proposed amendment will help the Company in its ability to attract and retain qualified Directors and in the ability of its Directors to make the best business decisions of which they are capable.

               The proposed amendment to the Certificate of Incorporation would be reflected in Paragraph 7 of such Certificate, as detailed in the Certificate of Amendment attached hereto as Appendix A.

               The proposed amendment will become effective, after stockholder approval, upon the filing of a Certificate of Amendment to the Company's Certificate of Incorporation by the New York Secretary of State.

               Required Approval. The affirmative vote of the holders of a majority of the outstanding common stock of the Company is required for the approval of the amendment to the Certificate of Incorporation to limit the liability of Directors. The Board of Directors has unanimously voted in favor of the proposed amendment.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE CERTIFICATE.

          3.   RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

               The Board of Directors has selected the firm of Deloitte & Touche LLP, Buffalo, New York, as the independent auditors to examine the accounts of the Company for the 1996 fiscal year, subject to ratification by the shareholders at the annual meeting. The directors approving such selection included a majority of the Company's directors who are not "interested persons" of the Company as defined in the 1940 Act. Deloitte & Touche LLP audited the accounts of the Company for the 1995 fiscal year.

               A representative of Deloitte & Touche LLP is expected to be present at the annual meeting of shareholders and will be available to respond to appropriate questions and will be given an opportunity to make a statement if he so desires.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
          RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE 1996 FISCAL YEAR.

          4.   OTHER BUSINESS

               The Company does not know of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters.

          SHAREHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

               Shareholder proposals intended to be presented at the 1997 Annual Meeting of Shareholders must he received at the Company's offices not later than December 5, 1996, to be included in the Company's proxy statement and form of proxy for that meeting.

          By Order of the Board of Directors,

          Thomas R. Beecher, Jr.
          Chairman of the Board
          April 3, 1996

          IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS ARE URGED TO SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING YOU MAY. IF YOU WISH. WITHDRAW YOUR PROXY AND VOTE IN PERSON.

          Appendix A

                               CERTIFICATE OF AMENDMENT
                                        of the
                             CERTIFICATE OF INCORPORATION
                               RAND CAPITAL CORPORATION

                               Under Section 805 of the
                               Business Corporation Law


               Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned, Allen F. Grum and Nora B. Sullivan, being respectively the President and the Executive Vice President and Secretary of Rand Capital Corporation, do hereby certify as follows:

               1.   The name of the corporation is RAND CAPITAL
                    CORPORATION.

               2. The Certificate of Incorporation of the corporation was filed by the Department of State of the State of New York on February 24, 1969.

               3. The Certificate of Incorporation of the corporation is hereby amended to add a new Paragraph 7 with respect to elimination of personal liability of the directors of the corporation. To effect this amendment, Paragraph 7 is hereby added which shall read in its entirety as follows:

                    "7. To the fullest extent now or hereafter permitted by law, no director of the corporation shall be personally liable to the corporation or its shareholders for damages for any breach of duty in such capacity.

               4. The foregoing amendment of the Certificate of Incorporation was authorized by the affirmative vote of the Board of Directors of the corporation followed by the affirmative vote of the holders of a majority of all outstanding common shares of the corporation entitled to vote thereon at the annual meeting of shareholders duly called and held on the 25th day of April 1996.

               IN WITNESS THEREOF, the undersigned have signed this Certificate and affirmed the statements made herein as true under penalties of perjury this ___ day of _______________, 1996.



                                   _________________________________
                                   Allen F. Grum, President



                                   _________________________________
                                   Robin K. Penberthy, Secretary

                              [Form of Proxy - Side One]



          RAND CAPITAL CORPORATION  1300 Rand Building, Buffalo, New York
          14203
                          PROXY

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Jayne K. Rand and Allen F. Grum as proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote as designated below all the shares of Common Stock of Rand Capital Corporation (the "Company") held of record by the undersigned at the annual meeting of shareholders to be held on April 25, 1996 or any adjournment thereof

          1. ELECTION OF DIRECTORS: Election of T.R. Beecher, Jr.; R.H. Bohannon; A.F. Grum; W.S. McLeese; R.B. Newman II; J.K. Rand; D.A. Ross; and F. W. Winter

          [_]  FOR all nominees (except as marked to the contrary below)
          [_]  WITHOUT AUTHORITY for all nominees

          (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

          2.  AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION:
          Proposal to limit the liability of directors to the Company and its stockholders to the extent permitted by New York law.

                    [_] FOR   [_] AGAINST    [_] ABSTAIN

          3. APPOINTMENT OF DELOITTE & TOUCHE, LLP as the independent public accountants for the Company for 1996

                    [_] FOR        [_] AGAINST         [_] ABSTAIN

                      (Please date and sign on the reverse side)

                              [Form of Proxy - side Two]

         4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

          THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.



                                        DATE: _____________________________

                                               ____________________________
                                                       Signature

                                               ____________________________
                                                 Signature if held jointly

                                             Please sign exactly as names
                                             appear to the left.  When
                                             signing as a Trustee, Executor
                                             or Administrator, or Guardian,
                                             give title as such.  All joint
                                             owners should sign.  If a
                                             corporation, please sign in
                                             full corporate name by
                                             authorized officer, giving
                                             title.  If a partnership,
                                             please sign in partnership
                                             name by authorized persons.


                PLEASE DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE